UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

Panera Bread Company

(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100

St. Louis, MO 63127

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: 314-984-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 18, 2017 (the “Closing Date”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated April 4, 2017, among Panera Bread Company, a Delaware corporation (the “Company” or “Panera”), Rye Parent Corp., a Delaware corporation (“Parent”), Rye Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (“JAB”), JAB completed its previously announced acquisition of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger. As a result of the Merger, the Company became a wholly owned subsidiary of Parent and an indirect subsidiary of JAB. The Merger became effective upon filing of the certificate of merger with the Secretary of State of the State of Delaware on the Closing Date (the “Effective Time”).

At the Effective Time, by virtue of the Merger, each issued and outstanding share of (i) Class A common stock, with a par value of $0.0001 per share, of the Company (the “Class A Common Stock”), and (ii) Class B common stock, with a par value of $0.0001 per share, of the Company (the “Class B Common Stock”, and, together with the Class A Common Stock, the “Common Stock”), except for certain excluded shares, was automatically cancelled and converted into the right to receive $315.00 in cash (the “Merger Consideration”), without interest thereon, subject to applicable tax withholding. At the Effective Time, all shares of the Company’s Common Stock ceased to be outstanding, were cancelled and ceased to exist, and each share of the Common Stock formerly represented by book-entry or certificates (other than certain excluded shares), represents only the right to receive the Merger Consideration.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2017 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, the Company repaid all outstanding obligations in respect of principal, interest, and fees and, effective as of the Closing Date, terminated all applicable commitments under the Term Loan Agreement, dated as of June 11, 2014 (as amended, restated, modified, or supplemented from time to time, the “2014 Term Loan Agreement”), among the Company, the lenders named therein, and Bank of America, (b) the Term Loan Agreement, dated as of July 16, 2015 (as amended, restated, modified, or supplemented from time to time, the “2015 Term Loan Agreement”), among the Company, the lenders named therein, and Bank of America, (c) the Term Loan Agreement, dated as of February 1, 2017 (as amended, restated, modified, or supplemented from time to time, the “2017 Term Loan Agreement” and collectively the 2014 Term Loan Agreement, the 2015 Term Loan Agreement and the 2017 Term Loan Agreement, the “Term Loan Agreements”), among the Company, the lenders named therein, and Bank of America and (d) the Credit Agreement, dated as of July 16, 2015 (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), among the Company, the lenders named therein, and Bank of America. No penalties were paid in connection with such repayments under the Term Loan Agreements and the Credit Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the section above entitled “Introductory Note” is incorporated herein by reference.

The aggregate consideration paid by Parent in the Merger to the Company’s stockholders was approximately $7 billion in cash. The source of the funds for the consideration paid by Parent in the Merger to the Company’s stockholders was funded through a combination of equity contributions from investors in affiliates of Parent and proceeds from a debt financing.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company (i) notified the NASDAQ Stock Market (“NASDAQ”) on the Closing Date of the consummation of the Merger and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Class A Common Stock on the NASDAQ was suspended as of approximately 9:00 am EST on July 18, 2017. The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Class A Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the section above entitled “Introductory Note” and under Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Pursuant to the Merger Agreement and subject to the terms and conditions thereof, at the Effective Time, (a) each outstanding stock option and stock appreciation right of the Company was converted into the right to receive a cash amount based on the spread between the Merger Consideration and the exercise price payable per share under such stock option or stock appreciation right, as applicable, (b) each outstanding restricted share of the Company received the same treatment as the Common Stock and, in the case of each of clause (a) and (b), will be paid as soon as reasonably practicable after the Effective Time, net of any applicable withholding taxes. In addition, each outstanding performance award of the Company was cancelled and converted into the right to receive a cash amount based on the greater of target and actual performance determined through the Effective Time.

Item 5.01	Change in Control of Registrant.

The information set forth in the section above entitled “Introductory Note” and under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, at the Effective Time, a change of control of Panera occurred and Panera became a wholly owned direct subsidiary of Parent and a wholly owned indirect subsidiary of JAB.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, effective as of the Effective Time, Larry J. Franklin, Diane Hessan, William W. Moreton, Fred K. Foulkes, D.B.A., Ronald M. Shaich, Mark Stoever, Domenic Colasacco, Thomas E. Lynch, and James D. White, constituting all of the members of the board of directors of Panera (the “Board”) as of immediately prior to the Effective Time, resigned from their roles as directors of Panera. None of these resignations were as a result of any disagreement with Panera, its management or its Board.

At the Effective Time, all of the incumbent officers of the Company immediately prior to the effectiveness of the Merger, continued as officers of the Company.

Following the effectiveness of the Merger, Parent, the sole stockholder of the Company, elected Joachim Creus and Markus Hopmann to the Board as directors of the Company, effective immediately.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time of the Merger, the Company’s certificate of incorporation and by-laws were amended and restated in their entirety. Copies of the Amended and Restated Certificate of Incorporation of the Company and the Fourth Amended and Restated By-laws of the Company are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On the Closing Date, the Company and JAB Holding Company issued a joint press release announcing the closing of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto.

Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Item 8.01, including Exhibit 99.1, shall not be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 4, 2017, by and among Panera Bread Company, JAB Holdings B.V., Rye Parent Corp., and Rye Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Panera’s Current Report on Form 8-K filed on April 5, 2017).

3.1	Amended and Restated Certificate of Incorporation of Panera Bread Company

3.2	Fourth Amended and Restated By-laws of Panera Bread Company

99.1	Joint Press Release issued by Panera Bread Company and JAB Holding Company, dated July 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date: July 18, 2017

	By:	/s/ Louis DiPietro
Name: Louis DiPietro
Title: Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 4, 2017, by and among Panera Bread Company, JAB Holdings B.V., Rye Parent Corp., and Rye Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Panera’s Current Report on Form 8-K filed on April 5, 2017).

3.1	Amended and Restated Certificate of Incorporation of Panera Bread Company

3.2	Fourth Amended and Restated By-laws of Panera Bread Company

99.1	Joint Press Release issued by Panera Bread Company and JAB Holding Company, dated July 18, 2017.